AquaBounty Technologies, Inc.
Results for the Quarter Ended March 31, 2019, and Company Update
MAYNARD, Massachusetts, May 2, 2019 - AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a subsidiary of Intrexon Corporation (NASDAQ: XON), announces the Company’s financial results for the quarter ended March 31, 2019, and a general update.
Q1 Results Highlights:

•	The U.S. Food and Drug Administration (FDA) lifted the Import Alert, allowing the Company to stock AquAdvantage Salmon eggs at its Indiana farm;

•	Environment and Climate Change Canada approved the Company’s Rollo Bay production facility for the commercial grow-out of AquAdvantage Salmon;

•	completed a public offering of common shares, raising net funds of $6.1 million; and

•	net loss for the current quarter increased to $2.76 million (2018: $2.45 million) with the commencement of production operations in Indiana.
Sylvia Wulf, Chief Executive Officer of AquaBounty, stated: “We ended the first quarter on a very positive note with the FDA’s lifting of the Import Alert on AquAdvantage Salmon and the successful completion of an equity fundraise. The action by the FDA will allow us to stock our Indiana facility with our fast-growing salmon eggs, while the new funding provides us with the needed resources to improve our balance sheet and grow out our fish at both our Indiana and Rollo Bay farms.”
Board Changes:
Ronald L. Stotish, AquaBounty’s former Chief Executive Officer and current Chief Technology Officer, informed the Company in March that he would be retiring at the end of June after thirteen years of service and thus would not stand for re-election as a member of the Company’s Board of Directors (the “Board”) at its 2019 Annual Meeting of Stockholders. During his tenure, Dr. Stotish led the Company’s campaign to obtain regulatory approval of AquAdvantage Salmon, the world’s first food animal to achieve such approval, both in the United States and Canada. He was also instrumental in securing the necessary financial support for the business and the construction of its first production farms. Dr. Stotish commented that: “It has been my great honour and pleasure to have led the team at AquaBounty to this critical stage in its development and this monumental accomplishment. I now look forward to watching the Company move forward with its plans to grow and sell AquAdvantage Salmon under the guidance of Sylvia Wulf, creating a new food business in North America and internationally.”
Jack A. Bobo informed the Company of his intention to resign from the Board and to withdraw as a director nominee for election at AquaBounty’s 2019 Annual Meeting of Stockholders in connection with his departure from his position as Senior Vice President and Chief Communications Officer of Intrexon Corporation, the Company’s largest shareholder. Mr. Bobo had been a director since November 2015, providing his significant expertise in the analysis and communication of global trends in biotechnology, food, and agriculture. Mr. Bobo now plans to focus his efforts on his new role as CEO of Futurity: Food - Technology - Communications.
Jeffrey Perez, Senior Vice President, Intellectual Property Affairs of Intrexon Corporation, has been appointed to fill the open Board position. Before joining Intrexon, Mr. Perez was Managing Director and Associate General Counsel at Third Security, LLC, where he evaluated potential investments of Third Security’s managed investment funds. Prior to joining Third Security, Mr. Perez practiced law in the area of intellectual property with the law firm of Hunton & Williams LLP in Washington D.C.
2019 Annual Meeting of Stockholders:
AquaBounty held its 2019 Annual Meeting of Stockholders on April 30, 2019, at the Bostonian Boston Hotel. At the meeting, the Company’s stockholders approved the re-election of its six directors to the Board, ratified the appointment of its independent registered public accounting firm, and approved an amendment to its 2016 Equity Incentive Plan.

Operations Update:
With the recent action by the FDA to lift the Import Alert on AquAdvantage Salmon, the Company can now stock and grow the fish at its Indiana farm site. Consequently, AquaBounty has determined that it is no longer necessary for the Company to operate a farm in Panama. The site was originally set up in 2008 as a demonstration grow-out location for AquAdvantage Salmon in conjunction with the Company’s New Animal Drug Application with the FDA.
Inquiries:
AquaBounty Technologies, Inc.
Dave Conley, Corporate Communications    +1 613 294 3078
Forward-Looking Statements:
This press release, including the attached Chairman’s Statement, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the potential for and timing of the stocking and grow-out of our fish at our Indiana and Rollo Bay facilities, the harvesting and sale of our fish from our production farms, and the development of a new business in North America and internationally. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

AquaBounty Technologies, Inc.
Consolidated Balance Sheets
(unaudited)

	As of
	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,630,376	$2,990,196
Certificate of deposit	12,606	12,361
Other receivables	136,903	115,982
Inventory	159,131	76,109
Prepaid expenses and other current assets	261,176	315,969
Total current assets	8,200,192	3,510,617

Property, plant and equipment, net	23,934,625	23,716,768
Right of use assets, net	454,890	—
Definite-lived intangible assets, net	167,866	171,292
Indefinite-lived intangible assets	191,800	191,800
Other assets	80,583	80,583
Total assets	$33,029,956	$27,671,060

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$958,058	$824,900
Other current liabilities	84,253	20,423
Current debt	90,200	71,613
Total current liabilities	1,132,511	916,936

Long-term lease obligations	399,935	—
Long-term debt	3,941,010	3,519,821
Total liabilities	5,473,456	4,436,757

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized;
18,697,477 (2018: 15,098,837) shares outstanding	18,697	15,099
Additional paid-in capital	149,702,936	142,707,957
Accumulated other comprehensive loss	(486,635)	(574,186)
Accumulated deficit	(121,678,498)	(118,914,567)
Total stockholders’ equity	27,556,500	23,234,303

Total liabilities and stockholders’ equity	$33,029,956	$27,671,060

AquaBounty Technologies, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
	2019	2018

Revenues
Product revenues	$97,885	$19,097

Costs and expenses
Product costs	81,613	16,232
Sales and marketing	71,991	81,647
Research and development	663,481	977,817
General and administrative	2,036,493	1,386,873
Total costs and expenses	2,853,578	2,462,569

Operating loss	(2,755,693)	(2,443,472)

Other income (expense)
Gain on disposal of equipment	—	1,160
Interest expense	(13,338)	(5,402)
Other income (expense), net	5,100	(2,073)
Total other income (expense)	(8,238)	(6,315)

Net loss	$(2,763,931)	$(2,449,787)

Other comprehensive income (loss):
Foreign currency translation income (loss)	87,551	(112,118)
Total other comprehensive income (loss)	87,551	(112,118)

Comprehensive loss	$(2,676,380)	$(2,561,905)

Basic and diluted net loss per share	$(0.18)	$(0.21)
Weighted average number of common shares -
basic and diluted	15,687,681	11,940,874